CERTIFICATE OF AMENDMENT
                                 TO THE
                          CERTIFICATE OF TRUST
                                   OF
                         DLJ OPPORTUNITY FUNDS
                                  AND
                      CERTIFICATE OF THE SECRETARY


      The undersigned Secretary of DLJ Opportunity Funds, a Delaware business trust governed by a written Agreement and Declaration of Trust (the "Declaration of Trust") dated as of May 31, 1995 that was duly executed and filed with the office of the Secretary of State of Delaware on May 31, 1995, DOES HEREBY CERTIFY THAT:

      FIRST: On December 18, 2000, the Trustees of the Trust, pursuant to Chapter 38, Subchapter I, Section 3810(b)(1) of the Delaware Code and Sections
1.1 and 11.3(a) of the Declaration of Trust, duly adopted an amendment to
Section 1.1 of the Declaration of Trust whereby the name of the Trust was changed from "DLJ Opportunity Funds" to "Credit Suisse Warburg Pincus Opportunity Funds", to be effective the date of filing with the State of Delaware of the appropriate documentation reflecting the name change.

      IN WITNESS WHEREOF the undersigned has executed this certificate on this 16th day of January, 2001.

                                          /s/  Martin Jaffe
                                          --------------------------------------
                                               Martin Jaffe
                                               Secretary

STATE OF NEW YORK )
                 ss:
COUNTY OF NEW YORK)

      On this 16th day of January, 2001 before me personally came Martin Jaffe to me known, who being duly sworn by me, did depose and say that he is the Secretary of DLJ Opportunity Funds, a trust organized under the laws of the State of Delaware, the trust described in and which executed the foregoing instrument; that he knows the seal of said trust; that the seal affixed to said instrument is such trust seal; that it was so affixed by order of the trustees of said trust, and that he signed his name thereto by order.


                                                Balan Venugopal
                                          -----------------------------------
                                                Notary Public